Exhibit 99.1

HORMEL FOODS ANNOUNCES EXECUTIVE RETIREMENTS AND ADVANCEMENTS

Retirees have combined service of more than 185 years

AUSTIN, Minn.,—Sept. 23, 2008—Hormel Foods Corporation (NYSE: HRL) today announced the retirements of Gary J. Ray, president of protein business units, and Russell C. Potter, vice president of operations for the company’s grocery products division, effective Dec. 31, 2008.

“Gary’s commitment to the company, its employees and the city of Austin are unrivaled,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer. “His leadership has contributed to the company’s record of success and ensures the company will continue on this path. Gary’s expertise has been integral in taking the refrigerated foods segment to its position as Hormel Foods’ largest and most profitable business segment. Gary will continue as a member of the board of directors. We wish Gary and his wife, Pat, the best in retirement.”

Ray’s career has spanned four decades where he has overseen operations for the grocery products division, manufacturing operations for the entire company, marketing and sales functions for retail and fresh pork, processed pork and foodservice sales and marketing, in addition to hog procurement and refrigerated processing.

Following Ray’s retirement, Steven G. Binder, refrigerated foods’ group vice president, and Michael D. Tolbert, president of Jennie-O Turkey Store, will report to Ettinger.

James P. Snee has been named vice president of affiliated business units for the refrigerated foods segment, including Farmer John, Burke, Dan’s Prize, Saag’s and Precept Foods, effective Oct. 27, 2008, and will report to Binder. This newly-created position will provide leveraged support to the refrigerated foods operating segment.

Snee started with Hormel Foods in 1989 in the foodservice division of the company and served in various positions in foodservice for six years. In 1995, Snee was named the manager of inventory and distribution for the refrigerated products segment. In 1996, Snee moved to Lebanon, N.J., as the foodservice area manager and, in 1998, he moved back to the corporate office as foodservice regional sales manager. In 2006, he was named to his current position of director of purchasing.

Melanie A. Faust will succeed Snee as director of purchasing, effective Oct. 27, 2008. She will oversee the purchasing decisions for the entire company.

Faust started with Hormel Foods in 1995 at the Austin, Minn., Plant where she held a number of supervisory positions. In 1998, she became associate buyer for the corporate purchasing group and was named buyer for the corporate purchasing group in 2000. In 2002, she was promoted to purchasing manager at the Austin Plant and, in 2007, she was named corporate manager for purchasing applications.

Russell C. Potter, vice president of operations for grocery products, has also announced his retirement effective Dec. 31, 2008.

The majority of Potter’s 33-year career has been spent in the grocery products division in Hormel Foods’ production facilities where he has worked as foreman, superintendent, product manufacturing manager as well as plant manager at the Stockton, Calif., Plant and the Beloit, Ill., Plant.

“Russ has been influential in the company’s continued expansion of our grocery products division,” Ettinger said. “He has played a key leadership role in the company’s important microwave business and the evolution of that business from our Top Shelf line in the 1980s to our successful Hormel Compleats line. His efforts have advanced the company and the industry, and we trust Russ and his wife, Cheryl, will enjoy retirement.”

Michael L. Devine will succeed Potter as vice president of operations for grocery products, effective Oct. 27, 2008.

Devine started with Hormel Foods in 1976 as a relief foreman in Beloit, Wis., where he served in several foreman positions within the plant, including the retort and canning production areas. In 1985, Devine was named production coordinator of Hormel Foods’ operations at Lakeside Packing in Plainview, Minn., and, in 1989, he was named manager of Hormel Foods’ operations. In 1994, he was named product manufacturing manager for the grocery products division and, in 1996, he was named plant manager of the Stockton, Calif., facility. He was promoted to his current position as director of operations strategy for the grocery products division in 2007.

Rodney R. Kekkonen, director of industrial engineering and Six Sigma, also has announced his retirement, effective Dec. 31, 2008.

“Throughout his career, Rod has made a very positive impact companywide in regard to driving improved efficiencies, improving facility utilization and driving continuous improvement in our operations,” said William F. Snyder, senior vice president of supply chain. “We extend our congratulations on his well-deserved retirement and send our best wishes to Rod and his wife, Sue.”

Kekkonen’s career started with Hormel Foods in 1969 as an industrial engineer in the Austin, Minn., Plant. He received several promotions as an industrial engineer at the plant and was promoted to staff industrial engineer in 1979. In 1986, he was named manager of industrial engineering at the company’s Fremont, Neb., Plant. In 1996, Kekkonen was named general manager of the company’s joint venture in Shanghai, China. In 1999, he was named corporate manager of industrial engineering and, in 2005, was promoted to director of industrial engineering. Earlier this year, the Six Sigma group was moved under his direction.

Scott R. Christensen has been named director of industrial engineering and Six Sigma, effective Oct. 27, 2008.

Christensen started with Hormel Foods in 1980 as an industrial engineer in the Austin, Minn., Plant. He received several promotions as an industrial engineer and, in 1988, was named staff industrial engineer. In 1989, he was named senior manufacturing engineer at Jennie-O Foods and, in 1996, was named director of grain merchandising and ingredient purchasing for Jennie-O Foods. In 1999, he was named manager of industrial engineering at the Austin Plant and, in 2002, he was promoted to Six Sigma project manager. In 2004, he was promoted to manager of Six Sigma and, in 2007, he was promoted to corporate manager of Six Sigma.

Donald A. Nelson, director of manufacturing and technical services for Hormel Foods International Corporation, has also announced his retirement, effective Dec. 31, 2008.

“Don has been an important member of the International team and his contributions to the company will be seen for many years,” said Richard A. Bross, president, Hormel Foods International Corporation. “We hope for the best for Don and his wife, Denise, as they begin this new adventure.”

Nelson started his career at Hormel Foods in 1971 as an industrial engineer in the Austin, Minn., Plant. After receiving several promotions, he was named relief foreman in the Ottumwa, Iowa, Plant in 1976 and, in 1982, he was named industrial engineering manager at the Fremont, Neb., Plant. In 1986, he was named purchasing manager for the Austin, Minn., Plant and, in 1989, he was promoted to corporate purchasing agent. In 1991, Nelson was promoted to director of purchasing and, in 2006, he was named to his current position as director of manufacturing and technical services for Hormel Foods International Corporation.

Michael S. Forbes has been promoted to director of manufacturing and technical services for Hormel Foods International Corporation, effective Oct. 27, 2008.

Forbes started with the company in 1996 as a quality and process control engineer in the Austin, Minn., Plant. He was then transferred to the Osceola, Iowa, Plant as quality and process control engineer. In 1998, he was promoted to supervisor of quality and process control in the Stockton, Calif., Plant. In 1999, he was named thermal process technologist for the company’s research and development division. In 2002, Forbes was promoted to manager of production in China and was based in Beijing. In 2005, he was named senior food technologist and, in 2006, he became senior scientist of technology services. In 2006, Forbes returned to Beijing as manager of production in China.

Dennis L. Boik, director of environmental sustainability, has announced his retirement, effective Dec. 31, 2008.

Boik started with Hormel Foods in 1971 as a plant engineer in the mechanical division in the Austin, Minn., Plant. He moved to the corporate engineering department as a mechanical engineer and was promoted to foreman of the engine room at the Austin Plant in 1973. He became manager of mechanical engineering at Hormel Foods’ corporate headquarters in 1984 and moved to chief plant engineer at the Austin Plant in 1986. Boik became manager of environmental affairs in 1992. He was promoted to corporate manager of mechanical, electrical and environmental engineering in 2001 and, in 2007, was promoted to director of environmental sustainability.

“Denny’s leadership in the realm of environmental sustainability has helped position Hormel Foods as a leader in the industry, and we congratulate Denny and his wife, Peggy, as they embark upon retirement,” said William F. Snyder, senior vice president of supply chain.

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace. For each of the past nine years, Hormel Foods has been named one of “The Best Big Companies in America” by Forbes magazine. The company enjoys a strong reputation among consumers, retail grocers and foodservice customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit www.hormelfoods.com.